UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):   December 16, 2015

TRANSCONTINENTAL REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 - Submission of Matters to the Vote of Security Holders

On December 16, 2015, the Annual Meeting of Stockholders of Transcontinental Realty Investors, Inc. (“TCI” or the “Issuer” or the “Registrant”) was held, following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement dated November 3, 2015, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of November 2, 2015, a total of 8,717,767 shares of Common Stock were outstanding, with each share entitled to cast one vote.

At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non-votes:
Name	No. of Votes For	% For	No. of Votes Withheld	No. of Votes Abstained	Broker Non- Votes
Henry A. Butler	7,834,262	90.68%	48,369	-	323,989
Sharon Hunt	7,833,190	90.67%	49,441	-	323,989
Robert A. Jakuszewski	7,834,161	90.68%	48,470	-	323,989
Ted R. Munselle	7,833,658	90.67%	48,973	-	323,989

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2015, and any interim period.  A total of 8,189,280 votes were cast FOR, 11,934 votes were cast AGAINST, and 5,406 votes ABSTAINED from voting with respect to such proposal.  There were no broker non-votes.

The Annual Meeting of the Board of Directors was held on the following day, December 17, 2015.  At such meeting, Henry A. Butler was reelected Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 17, 2015	TRANSCONTINENTAL REALTY INVESTORS, INC. By: /s/ Gene S. Bertcher Gene S. Bertcher, Executive Vice President and Chief Financial Officer